UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2006

AEARO COMPANY I
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-116676	13-3840456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5457 W. 79th Street Indianapolis, Indiana		46268
(Address of Principal Executive Offices)		(Zip Code)

(317) 692-6666
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 1, 2006, Aearo Technologies Inc. (“Aearo Technologies”), the ultimate parent of Aearo Company I (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Pacer Merger Company will be merged (the “Merger”) with and into Aearo Technologies, with Aearo Technologies surviving the merger as a wholly-owned subsidiary of Pacer Holding Company, a holding company formed by funds advised by Permira.

     The consideration for the Merger is $765 million, subject to adjustment as provided in the Merger Agreement. The closing of the Merger is subject to the satisfaction or waiver of customary conditions. The Merger Agreement contains customary representations, warranties and covenants. Until the closing of the Merger, Aearo Technologies has agreed that it and its subsidiaries, including the Company, will conduct their business in the ordinary course in substantially the same manner as presently conducted. The Merger Agreement may be terminated by mutual agreement of Aearo Technologies and Pacer Holding Company or by each of them if the Merger has not closed on or prior to the 90th day following February 1, 2006. A copy of the related joint press release issued by Permira and Aearo Technologies is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1   Press release of Permira and Aearo Technologies Inc. dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2006	AEARO COMPANY I
	By:	/s/Jeffrey S. Kulka
	Name:	Jeffrey S. Kulka
	Title:	Senior Vice President, Chief Financial Officer and Secretary